  Exhibit 23.2

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23515, 333-23511, 333-41705, 333-92017, 333-121389, 333-121385, 333-96083, 333-50976, 333-50974, 333-155044, 333-188482, 333-201871, 333-201872 and 333-221665), Form S-3 (Nos. 333-113814, 333-37443, 333-39641, 333-47905, 333-86185, 333-93179, 333-94303, 333-31014, 333-37622, 333-47992, 333-51474, 333-75528, 333-127053, 333-133772, 333-146550, 333-153743, 333-159603, 333-162342, 333-163416, 333-166633, 333-182240 and 333-223028) and Form S-1 (No. 333-213860) of LightPath Technologies, Inc. of our report dated September 14, 2017, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

BDO USA, LLP
Certified Public Accountants
September 13, 2018

R-221 (6/14)